Exhibit 99.2

FOR IMMEDIATE RELEASE

OWENS-BROCKWAY GLASS CONTAINER INC.
OFFER TO PURCHASE FOR CASH
ANY AND ALL 5.875% SENIOR NOTES DUE 2023

AND

OI EUROPEAN GROUP B.V.

OFFER TO PURCHASE FOR CASH

ANY AND ALL 3.125% SENIOR NOTES DUE 2024

PERRYSBURG, Ohio / SCHIEDAM, the Netherlands (May 11, 2023) O-I Glass, Inc. (NYSE: OI) ( “OI Glass”), announced today that Owens-Brockway Glass Container Inc. (“OBGC”) and OI European Group B.V. (“OIEG” and, together with OBGC, the “Companies,” “we,” “us” and “our”), have commenced their concurrent, but separate, offers to purchase for cash any and all of the outstanding securities of each Company listed in (i) Table I below (the “Dollar Notes”) and (ii) Table II below (the “Euro Notes”). We refer to the outstanding Notes listed in Table I and Table II below collectively as the “Notes” and to each series of outstanding debt securities as a “series” of Notes. We refer to (i) OBGC’s offer to purchase the Dollar Notes as the “Dollar Notes Offer” and (ii) OIEG’s offer to purchase the Euro Notes as the “Euro Notes Offer.” The Dollar Notes Offer and Euro Notes Offer are each an “Offer” and collectively the “Offers.” As of May 11, 2023, approximately $250 million aggregate principal amount of the Dollar Notes and €725 million aggregate principal amount of the Euro Notes were outstanding.

Each Offer is made upon the terms and subject to the conditions set forth in the offer to purchase, dated May 11, 2023 (as may be amended or supplemented from time to time, the “Offer to Purchase”), and its accompanying notice of guaranteed delivery (the “Notice of Guaranteed Delivery” and, together with the Offer to Purchase, the “Tender Offer Documents”). Capitalized terms used but not defined in this announcement have the meanings given to them in the Offer to Purchase.

All documentation relating to the Offers, including the Offer to Purchase and the Notice of Guaranteed Delivery, together with any updates, are available from the Information Agent and the Tender Agent, as set forth below, and will also be available via the Offer Website: www.dfking.com/owens-brockway.

Timetable for the Offers

Date	Calendar Date and Time

Commencement of the Offers	May 11, 2023.

Dollar Notes Price Determination Time	2:00 p.m. (New York City time) on May 23, 2023, unless extended with respect to the Dollar Notes Offer.

Withdrawal Date	5:00 p.m. (New York City time) on May 23, 2023, unless extended with respect to any Offer.

Expiration Date	5:00 p.m. (New York City time) on May 23, 2023, unless extended with respect to any Offer.

Guaranteed Delivery Date	5:00 p.m. (New York City time) on the second business day after the applicable Expiration Date, expected to be on May 25, 2023, unless extended with respect to any Offer.

Settlement Date	Expected to be the third business day after the applicable Expiration Date and the first business day following the applicable Guaranteed Delivery Date. The expected Settlement Date is May 26, 2023, unless extended with respect to any Offer.

TABLE I: DOLLAR NOTES SUBJECT TO THE OFFERS

Title of Notes	CUSIP Numbers/ISINs	Principal Amount Outstanding	UST Reference Security	Bloomberg Reference Page	Fixed Spread (bps)
5.875% Senior Notes due 2023 (the “Dollar Notes”)	CUSIPs: 69073TAR4 / U68337AK7 ISINs: US69073TAR41 / USU68337AK75	$250,000,000	0.125% UST due August 15, 2023	FIT3	50

TABLE II: EURO NOTES SUBJECT TO THE OFFERS

Title of Notes	ISINs/Common Codes	Principal Amount Outstanding	Total Euro Notes Consideration (1)
3.125% Senior Notes due 2024 (the “Euro Notes”)	ISINs: XS1405766038 / XS1405765907 Common Codes: 140576603 / 140576590	€725,000,000	€1,000

(1)	Per €1,000 principal amount of Euro Notes accepted for purchase in the Euro Notes Offer (exclusive of any accrued and unpaid interest, which will be paid in addition to the Total Euro Notes Consideration, as applicable, to, but not including, the applicable Settlement Date).

Purpose of the Offers

The primary purpose of the Offers is to acquire up to all of the outstanding Notes of each series. The Offers are being made in connection with (i) OBGC’s proposed offering of new senior notes (the “New Dollar Notes Offering”) denominated in U.S. dollars (the “New Dollar Notes”) and (ii) OIEG’s proposed offering of new senior notes (the “New Euro Notes Offering” and, together with the New Dollar Notes Offering, the “New Notes Offerings”) denominated in Euros (the “New Euro Notes” and, together with the New Dollar Notes, the “New Notes”). The Total Dollar Notes Consideration (as defined below) for any and all of the Dollar Notes, the Dollar Notes Accrued Coupon Payment (as defined below) and all related fees and expenses are expected to be funded by the concurrent New Dollar Notes Offering. The Total Euro Notes Consideration (as defined below) for any and all of the Euro Notes, the Euro Notes Accrued Coupon Payment (as defined below) and all related fees and expenses are expected to be funded by the concurrent New Euro Notes Offering and the concurrent New Dollar Notes Offering (to the extent any net proceeds from the New Dollar Notes Offering are available after funding of the Dollar Notes Offer), together with cash on hand. Each Offer is subject to the satisfaction of certain conditions as more fully described under the heading “Description of the Offers—Financing Conditions” in the Offer to Purchase including, among other things, with respect to the Offers for the Dollar Notes, the Dollar Notes Financing Condition (as defined below) and, with respect to the Offer for the Euro Notes, the Euro Notes Financing Condition (as defined below). Notes that are accepted in the Offers will be purchased, retired and cancelled by us and will no longer remain outstanding obligations of ours.

Details of the Offers

Each Offer will expire at 5:00 p.m. (New York City time) on May 23, 2023 (as the same may be extended with respect to such Offer, the “Expiration Date”). Tendered Notes may be withdrawn at any time prior to 5:00 p.m. (New York City time), on May 23, 2023 with respect to each Offer (as the same may be extended with respect to such Offer, the “Withdrawal Date”), but not thereafter, except as required by applicable law as described in the Offer to Purchase. Neither Offer is conditioned on completion of the other Offer, and each Offer otherwise operates independently from the other Offers. Neither Offer is conditioned on any minimum amount of Notes being tendered.

For a Holder who holds Notes through DTC to validly tender Notes pursuant to the Offers, an Agent’s Message and any other required documents must be received by the Tender Agent at its email address set forth on the Offer to Purchase at or prior to the applicable Expiration Date or, if pursuant to the Guaranteed Delivery Procedures, at or prior to 5:00 p.m. (New York City time) on May 25, 2023 (the “Guaranteed Delivery Date”). For a Holder who holds Notes through Clearstream or Euroclear to validly tender Notes pursuant to the Offers, such Holder must tender such Notes by the submission of valid Tender Instructions in accordance with the procedures described in the Offer to Purchase and of such Clearing System, as applicable. There is no letter of transmittal for the Offer to Purchase.

Upon the terms and subject to the conditions set forth in the Tender Offer Documents, Holders who (i) validly tender Notes at or prior to the applicable Expiration Date (and do not validly withdraw such Notes at or prior to the applicable Withdrawal Date) or (ii) deliver a properly completed and duly executed Notice of Guaranteed Delivery (or comply with ATOP procedures applicable to guaranteed delivery) and all other required documents at or prior to the applicable Expiration Date and validly tender their Notes at or prior to the applicable Guaranteed Delivery Date pursuant to the Guaranteed Delivery Procedures, and, in each case, whose Notes are accepted for purchase by us, will receive the applicable Total Consideration for each $1,000 or €1,000 principal amount of Notes, as applicable, which will be payable in cash. We will accept and pay for all validly tendered and not validly withdrawn Notes that are accepted for purchase by us.

The Total Dollar Notes Consideration payable for the series of Dollar Notes will be a price per $1,000 principal amount of such series of Dollar Notes that are validly tendered, and not validly withdrawn, and accepted for purchase, equal to an amount, calculated in accordance with the formula described in the Offer to Purchase, that would reflect, as of the applicable Settlement Date, a yield to the maturity date of the Dollar Notes equal to the sum of (i) the Dollar Notes Reference Yield determined at 2:00 p.m.(New York City time) on May 23, 2023 (subject to certain exceptions set forth in the Offer to Purchase, such time and date, as the same may be extended, the “Dollar Notes Price Determination Time”) plus (ii) the fixed spread applicable to Dollar Notes, as set forth in the table above (the “Dollar Notes Fixed Spread”). The “Dollar Notes Reference Yield” means the yield of the reference security listed in the table for the Dollar Notes above, as derived in the manner detailed in the Offer to Purchase.

In addition to the Total Dollar Notes Consideration, Holders whose Dollar Notes are accepted for purchase by us will be paid the accrued and unpaid interest on such Dollar Notes from the last interest payment date (which was February 15, 2023) up to, but not including, the Settlement Date for the Dollar Notes Offer, which is expected to be May 26, 2023 (the “Dollar Notes Accrued Coupon Payment”).

The Total Euro Notes Consideration payable for each €1,000 principal amount of Euro Notes that are validly tendered, and not validly withdrawn, and accepted for purchase will be equal to €1,000.

In addition to the Total Euro Notes Consideration, Holders whose Euro Notes are accepted for purchase by us will be paid the accrued and unpaid interest on such Euro Notes from the last interest payment date (which is May 15, 2023) up to, but not including, the Settlement Date for the Euro Notes Offer, which is expected to be May 26, 2023 (the “Euro Notes Accrued Coupon Payment” and, together with the Dollar Notes Accrued Coupon Payment, the “Accrued Coupon Payment”).

Interest will cease to accrue on the applicable Settlement Date for all Notes accepted in the Offers, including those tendered through the Guaranteed Delivery Procedures.

Each Offer is subject to certain conditions, including, among other things, with respect to the Offers for the Dollar Notes, the Dollar Notes Financing Condition and, with respect to the Offer for the Euro Notes, the Euro Notes Financing Condition, and certain customary conditions. Subject to applicable law and limitations described in the Offer to Purchase, we may waive any of the conditions in our sole discretion.

Our obligation to accept and pay for any Dollar Notes validly tendered and not validly withdrawn is conditioned on the successful completion, after the date hereof and prior to the Settlement Date for the Dollar Notes Offer, of the New Dollar Notes Offering on terms and resulting in receipt of net proceeds satisfactory to us (the “Dollar Notes Financing Condition”).

Our obligation to accept and pay for any Euro Notes validly tendered and not validly withdrawn is conditioned on the successful completion, after the date hereof and prior to the Settlement Date for the Euro Notes Offer, of the New Notes Offerings on terms and resulting in receipt of net proceeds satisfactory to us (the “Euro Notes Financing Condition”).

From time to time after the applicable Expiration Date, we or our affiliates may acquire Notes that are not purchased in the Offers through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemptions, satisfaction and discharge or otherwise, upon such terms and at such prices as we or our affiliates may determine or as may be provided for in each Indenture or other documents governing each series of Notes (which may be on terms more or less favorable from those contemplated in the Offers and, in either case, could be for cash or other consideration).

For further details on the procedures for tendering the Notes, please refer to the Offer to Purchase, including the procedures set out under the heading “Description of the Offers—Procedures for Tendering Notes” in the Offer to Purchase.

We have retained Wells Fargo Securities, LLC to act as the Dealer Manager for the Dollar Notes Offer (the “Dollar Notes Dealer Manager”) and J.P. Morgan SE to act as the Dealer Manager for the Euro Notes Offer (the “Euro Notes Dealer Manager” and, together with the Dollar Notes Dealer Manager, the “Dealer Managers”). Questions regarding terms and conditions of the Offers should be directed to Wells Fargo Securities, LLC at (866) 309-6316 (toll-free) or (704) 410-4759 (collect) or via the email address liabilitymanagement@wellsfargo.com for the Dollar Notes Offer or J.P. Morgan SE at +44 20 7134 4353 or via the email address liability_management_EMEA@jpmorgan.com for the Euro Notes Offer.

D.F. King has been appointed as information agent and tender agent (the “Information Agent and Tender Agent”) in connection with the Offers. Questions or requests for assistance in connection with the Offers or the delivery of Tender Instructions, or for additional copies of the Tender Offer Documents, may be directed to the Information Agent and Tender Agent at +1 (800) 714-3306 (toll free), +1 (212) 269-5550 (collect) or +44 20 7920 9700 (collect), or via e-mail at owens@dfking.com. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offers. The Tender Offer Documents can be accessed at the Offer Website: www.dfking.com/owens-brockway.

We reserve the right, in our sole discretion, not to accept any Tender Instructions, not to purchase any Notes or to extend, re-open, withdraw or terminate any Offer and to amend or waive any of the terms and conditions of any Offer in any manner, subject to applicable laws and regulations.

Holders are advised to read carefully the Offer to Purchase for full details of and information on the procedures for participating in the Offer, as applicable.

Holders are advised to check with any bank, securities broker or other intermediary through which they hold the Notes when such intermediary would require to receive instructions from a Holder in order for that the Holder to be able to participate in the Offers before the deadlines specified above. The deadlines set by any such intermediary and each Clearing System for the submission of Tender Instructions will be earlier than the relevant deadlines specified above.

Unless stated otherwise, announcements in connection with the Offers will be made available on our website at www.o-i.com. Such announcements may also be made by (i) the issue of a press release and (ii) the delivery of notices to the Clearing Systems for communication to Direct Participants.

Copies of all such announcements, press releases and notices can also be obtained from the Information Agent and Tender Agent, the contact details for whom are set out below. Significant delays may be experienced where notices are delivered to the Clearing Systems and Holders are urged to contact the Information Agent and Tender Agent for the relevant announcements relating to the Offers. In addition, all documentation relating to the Offer to Purchase, together with any updates, will be available via the Offer Website: www.dfking.com/owens-brockway.

DISCLAIMER This announcement must be read in conjunction with the Offer to Purchase. This announcement and the Offer to Purchase contain important information which should be read carefully before any decision is made with respect to any Offers. If you are in any doubt as to the contents of this announcement or the Offer to Purchase or the action you should take, you are recommended to seek your own financial, legal and tax advice, including as to any tax consequences, immediately from your broker, bank manager, solicitor, accountant or other independent financial or legal adviser. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee or intermediary must contact such entity if it wishes to participate in the Offers.

None of the Companies, the Dealer Managers, the Trustees, the Transfer Agent, the Registrar, the Paying Agents, the Tender Agent or the Information Agent or any of their respective directors, officers, employees, agents or affiliates makes any recommendation as to whether or not Holders should tender their Notes in the Offers.

None of the Companies, the Dealer Managers, the Trustees, the Transfer Agent, the Registrar, the Paying Agents, the Tender Agent or the Information Agent or any of their respective directors, officers, employees, agents or affiliates assumes any responsibility for the accuracy or completeness of the information concerning the Companies, the Notes, or the Offers contained in this announcement or in the Offer to Purchase. None of the Companies, the Dealer Managers, the Trustees, the Transfer Agent, the Registrar, the Paying Agents, the Tender Agent, the Information Agent or any of their respective directors, officers, employees, agents or affiliates is acting for any Holder, or will be responsible to any Holder for providing any protections which would be afforded to its clients or for providing advice in relation to the Offers, and accordingly none of the Companies, the Dealer Managers, the Trustee, the Transfer Agent, the Registrar, the Paying Agents, the Tender Agent, the Information Agent or any of their respective directors, officers, employees, agents or affiliates assumes any responsibility for any failure by the Companies to disclose information with regard to the Companies or Notes which is material in the context of the Offers and which is not otherwise publicly available.

General

This announcement is for informational purposes only. Neither this announcement nor the Offer to Purchase, or the electronic transmission thereof, as applicable, constitutes an offer to sell or buy any of the New Notes pursuant to the New Notes Offerings, a solicitation for acceptance of the Offers, or a notice of redemption under the indentures governing the Notes. This announcement is not an offer to purchase or a solicitation of an offer to purchase any other securities of the Companies or any of its subsidiaries. The Offers are being made solely pursuant to the Offer to Purchase. The distribution of this announcement in certain jurisdictions may be restricted by law. The Offers are not being made to Holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offers to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of the relevant Company by the Dealer Managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

No action has been or will be taken in any jurisdiction that would permit the possession, circulation or distribution of either this announcement, the Offer to Purchase or any material relating to us or the Notes in any jurisdiction where action for that purpose is required. Accordingly, neither this announcement, the Offer to Purchase nor any other offering material or advertisements in connection with the Offers may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.

The distribution of this announcement and the Offer to Purchase in certain jurisdictions may be restricted by law. Persons into whose possession this announcement or the Offer to Purchase comes are required by us, the Dealer Managers, the Information Agent and Tender Agent to inform themselves about, and to observe, any such restrictions.

In the United Kingdom, this communication is only addressed to and directed at persons who (i) have professional experience in matters relating to investments falling within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”); (ii) are high net worth entities or other persons falling within Article 49(2)(a) (d) of the Financial Promotion Order; (iii) are a creditor or a member of the Companies or (iv) are persons to whom an inducement to engage in investment activity within the meaning of Section 21 of the FSMA may otherwise lawfully be communicated or caused to be communicated (such persons together being “relevant persons”). In the United Kingdom, the Offer to Purchase and any other documents or materials relating to the Offers is directed only at relevant persons and any investment or investment activity to which the Offer to Purchase and this communication relates will be available only to, and engaged in only with, relevant persons. Any person in the United Kingdom who is not a relevant person should not act or rely on the Offer to Purchase or this communication or any of their contents.

Each Holder participating in the Offers will give certain representations in respect of the jurisdictions referred to above and generally as set out herein. Any tender of Notes pursuant to the Offers from a Holder that is unable to make these representations will not be accepted. Each of the Companies, the Dealer Managers, the Tender Agent and Information Agent reserves the right, in its absolute discretion, to investigate, in relation to any tender of Notes pursuant to the Offers, whether any such representation given by a Holder is correct and, if such investigation is undertaken and as a result such Company determines (for any reason) that such representation is not correct, such tender shall not be accepted.

Forward-Looking Statements

This announcement may contain “forward-looking” statements as defined under U.S. securities laws. Forward-looking statements reflect OI Glass’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements.

It is possible OI Glass’s future financial performance may differ from expectations due to a variety of factors including, but not limited to, the following: (1) the general political, economic and competitive conditions in markets and countries where OI Glass has operations, including uncertainties related to economic and social conditions, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, changes in tax rates and laws, war, civil disturbance or acts of terrorism, natural disasters, and weather; (2) cost and availability of raw materials, labor, energy and transportation (including impacts related to the current conflict between Russia and Ukraine and disruptions in supply of raw materials caused by transportation delays); (3)the impact of the COVID-19 pandemic and the various governmental, industry and consumer actions related thereto; (4) competitive pressures, consumer preferences for alternative forms of packaging or consolidation among competitors and customers; (5) OI Glass’s ability to improve its glass melting technology, known as the modular advanced glass manufacturing asset (“MAGMA”) program, and implement it within the timeframe expected; (6) unanticipated operational disruptions, including higher capital spending; (7) the failure of OI Glass’s joint venture partners to meet their obligations or commit additional capital to the joint venture; (8) OI Glass’s ability to manage its cost structure, including its success in implementing restructuring or other plans aimed at improving OI Glass’s operating efficiency and working capital management, and achieving cost savings; (9) OI Glass’s ability to acquire or divest businesses, acquire and expand plants, integrate operations of acquired businesses and achieve expected benefits from acquisitions, divestitures or expansions; (10) OI Glass’s ability to generate sufficient future cash flows to ensure OI Glass’s goodwill is not impaired; (11) OI Glass’s ability to achieve its strategic plan; (12) unanticipated expenditures with respect to data privacy, environmental, safety and health laws; (13) the ability of OI Glass and the third parties on which it relies for information technology system support to prevent and detect security breaches related to cybersecurity and data privacy; (14) changes in capital availability or cost, including interest rate fluctuations and the ability of OI Glass to refinance debt on favorable terms; (15) foreign currency fluctuations relative to the U.S. dollar; (16) changes in tax laws or U.S. trade policies; (17) risks related to recycling and recycled content laws and regulations; (18) risks related to climate-change and air emissions, including related laws or regulations and increased Environmental, Social and Governance (“ESG”) scrutiny and changing expectations from stakeholders; and (19) the other risk factors under “Risk factors” in OI Glass’s Annual Report on Form 10-K for the year ended December 31, 2022, and any subsequently filed Quarterly Report on Form 10-Q.

It is not possible to foresee or identify all such factors. Any forward-looking statements in this announcement are based on certain assumptions and analyses made by OI Glass in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While OI Glass continually reviews trends and uncertainties affecting OI Glass’s results of operations and financial condition, we and OI Glass do not assume any obligation to update or supplement any particular forward-looking statements contained in this announcement.

About OI GLASS

At O-I Glass, Inc. (NYSE: OI), we love glass and we’re proud to be one of the leading producers of glass bottles and jars around the globe. Glass is not only beautiful, it’s also pure and completely recyclable, making it the most sustainable rigid packaging material. Headquartered in Perrysburg, Ohio (USA), O-I is the preferred partner for many of the world’s leading food and beverage brands. We innovate in line with customers’ needs to create iconic packaging that builds brands around the world. Led by our diverse team of more than 24,000 people across 69 plants in 19 countries, O-I achieved net sales of $6.9 billion in 2022.

Contacts

Chris Manuel

Vice President of Investor Relations

567-336-2600

Chris.Manuel@o-i.com